UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2014, PMFG, Inc. and its wholly owned subsidiary, Peerless Mfg. Co. (collectively, the “Company”), entered into an amended employment agreement (the “Employment Agreement”) with Peter J. Burlage, the Company’s Chairman and Chief Executive Officer. The Employment Agreement replaces his existing agreement (the “Prior Agreement”). The Employment Agreement will expire on February 28, 2017, and will be extended for an additional one-year period if either party does not give notice within 90 days prior to March 1, 2017 or each one-year anniversary thereafter. The Employment Agreement provides for an annual base salary of $425,000. The Employment Agreement provides severance compensation in the event Mr. Burlage’s employment is terminated without cause or in connection with a change-in-control of the Company, or by Mr. Burlage under certain limited circumstances, as described below. Unlike the Prior Agreement, the Employment Agreement does not include a tax gross up provision.

Termination Without Cause. If Mr. Burlage is terminated by the Company without cause, he is entitled to (1) a lump sum payment equal to 150% of his then-current base salary, (2) any earned incentive bonus for the fiscal year during which the termination occurs (prorated in accordance with the date of termination), (3) accelerated vesting of any time-based incentive awards and any performance awards that would have vested if the performance period had expired as of the date of the termination of employment as determined in the reasonable discretion of the Company, and (4) for a period of 18 months following the date of termination, welfare benefits substantially similar to those Mr. Burlage was entitled to receive immediately prior to the date of termination.

Pursuant to the Employment Agreement, any of the following constitutes “cause”: (1) conviction of a felony or crime involving moral turpitude, (2) commission of an act of fraud or other act reflecting unfavorably upon the public image of the Company, (3) failure to substantially perform required duties to the satisfaction of the Board causing material harm to the Company or its business, which is not cured within 30 days after receiving written notice thereof, (4) wrongdoing causing material harm to the Company or its business, (5) failure to follow a lawful directive of the Board that is not inconsistent with the provisions of the Employment Agreement and Mr. Burlage continues to fail to materially perform within 30 days after receiving written notice from the Company’s Board of Directors, or (6) violation of any policies or procedures of the Company, including any material human relations policy or the violation of the non-competition or confidentiality provisions of the Employment Agreement causing material harm to the Company or its business.

Termination for Good Reason. Pursuant to the Employment Agreement, Mr. Burlage is entitled to terminate his employment if there is a material adverse change in the nature and scope of his duties or there is a reduction in his base salary below $425,000. Mr. Burlage is not entitled to terminate his employment for these reasons unless he gives notice to the Company’s Board of Directors within 90 days of the event or events that are the basis for such termination, the Company does not cure the alleged event within 45 days and he terminates his employment within 30 days after the Company fails to cure the alleged event. Under these circumstances, Mr. Burlage is entitled to receive the same severance compensation he would be entitled to receive in the event of a termination of his employment by the Company without cause.

Termination of Disability. If Mr. Burlage’s employment is terminated as a result of him becoming disabled, Mr. Burlage is entitled to an amount equal to his then-current monthly base salary for a period of six months (reduced by any disability payments received during such period under the Company’s disability insurance) and any other disability benefits then in effect provided by the Company.

Pursuant to the Employment Agreement, “disabled” means any mental or physical impairment lasting (or that will last) more than 180 days that prevents him from performing the essential functions of his position as determined by a competent physician chosen by the Company and consented to by Mr. Burlage or his legal representatives.

Change-in-Control. If within one year following a change-in-control, Mr. Burlage’s employment is terminated by the Company (other than for cause or due to death or disability) or Mr. Burlage terminates his employment in certain limited circumstances described below, Mr. Burlage is entitled to (1) a lump sum payment equal to 200% of his then-current base salary plus any earned incentive bonus paid in the fiscal year preceding the termination date, (2) accelerated vesting of any unvested stock options, restricted stock or similar instruments, and (3) for a period of 18 months following the date of termination, welfare benefits substantially similar to those Mr. Burlage was entitled to receive immediately prior to the date of termination.

Pursuant to the Employment Agreement, any of the following constitutes a “change-in-control”: (1) the Company is merged, consolidated or reorganized and, as a result, less than a majority of the combined voting power to elect directors of the then-outstanding securities of the remaining entity immediately after such transaction is available to be received by all stockholders on a pro rata basis and is actually received in respect of voting securities of the Company pursuant to such transaction, (2) the Company sells or transfers all or substantially all of its assets, (3) any person or group becomes the beneficial owner of securities which represent a majority of the then-outstanding securities of the Company which are entitled to vote to elect directors provided that any person entitled to and does report on Schedule 13G is not deemed to beneficially own a majority of the Company’s voting securities, and (4) directors then-serving on the Board cease to constitute at least a majority thereof; provided, however, a change-in-control shall not be deemed to have occurred as the result of any transaction having one or more of the foregoing effects if such transaction is both (a) proposed by and (b) includes a significant equity participation of, executive officers of the Company as constituted immediately prior to the occurrence of such transaction of any Company employee stock ownership plan or pension plan.

Pursuant to the Employment Agreement, Mr. Burlage is entitled to receive the severance compensation discussed above if, within one year following a change-in-control, at least one of the following events occur: (1) a material adverse change in the positions held by Mr. Burlage or in the nature or scope of the duties attached to Mr. Burlage’s positions with the Company had immediately prior to the change-in-control, any material reduction in Mr. Burlage’s base salary (excluding bonus and incentive compensation) or any material adverse change in the calculation of the annual bonus or incentive compensation or a significant reduction of the aggregate other benefits to which Mr. Burlage was entitled immediately prior to the change-in-control, (2) a determination by Mr. Burlage made in good faith after consultation with the Board that as a result of a change-in-control and a change in circumstances thereafter significantly affecting Mr. Burlage’s position, changes in the composition or policies of the Board, or of other events of material effect, Mr. Burlage has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, the duties attached to his position immediately prior to the change-in-control, (3) Mr. Burlage has his principal location of work any location not within the greater Dallas, Texas metropolitan area or that he travel away from his office in the course of discharging his duties significantly more than required of him prior to the change-in-control, or (4) the Company commits any material breach of the Employment Agreement; provided that Mr. Burlage is not entitled to assert that one of these specified events entitles him to terminate his employment unless he gives the Company written notice within 90 days after the event occurs, and gives the Board of Directors at least 45 days to cure the alleged condition.

Non-Compete and other Obligations. The Employment Agreement provides that Mr. Burlage will not compete with the Company, solicit the Company’s employees, disclose any confidential information or interfere with certain of our business relationships during his employment and for a period of two years following his termination of employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amended and Restated Employment Agreement, dated February 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Executive Vice President and Chief Financial Officer

Date: February 12, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated February 7, 2014